Exhibit 3.3

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SUPERIOR NEWCO, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), Superior NewCo, Inc., a corporation organized and existing under and by virtue of the DGCL (the “Corporation”) does hereby certify as follows:

1. The name of the Corporation is Superior NewCo, Inc.

2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article 1 and inserting in lieu thereof a new Article 1 to read as follows:

The name of the Corporation is Superior Energy Services, Inc.

3. The foregoing amendment was duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Incorporation on this 2nd day of February, 2021.

By:	/s/ William B. Masters
Name: William B. Masters
Title: Executive Vice President, General Counsel and Secretary